Exhibit 99.1

Akesis Pharmaceuticals, Inc. Announces Private Placement

San Diego—(PRNewsire-FirstCall)—January 6, 2005—Akesis Pharmaceuticals, Inc. (OTC Bulletin Board:AKES) today announced that the Company has entered into a definitive agreement with certain accredited investors relating to a private placement of up to $4 million (excluding amounts receivable pursuant to the exercise of warrants) through the sale of up to 2 million shares of common stock and warrants to purchase up to an additional 1 million shares of common stock. The purchase price of the shares of common stock is $2.00 per share, and the warrants are exercisable for a period of three years at an exercise price of $3.00 per share. Akesis plans to use the proceeds of the transaction for general corporate purposes. To date, the Company has sold $350,000 of its common stock and has issued warrants to purchase 87,500 shares of common stock under the definitive agreements. The Company may sell the remainder of the shares and issue the remainder of the warrants pursuant to the terms of the definitive agreements through February 15, 2006.

“This financing allows Akesis to continue operating in the normal course of business while we actively seek additional capital to advance our promising portfolio of prospective treatment formulations for diabetes and other related metabolic disorders into clinical trials,” said President and CEO Edward B. Wilson.

The securities were offered to accredited investors. All the shares and warrant issuances under the definitive agreements were exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. This press release does not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.

About Akesis:

Akesis Pharmaceuticals, Inc.™, has a portfolio of prospective treatment formulations for diabetes and other related metabolic disorders. Akesis intends to develop prescription and over-the-counter treatments using the company’s proprietary formulations, which have demonstrated utility in lowering and controlling blood glucose levels in patients with type 2 diabetes. The Company believes that the initial safety and efficacy profile of various formulations provides a broad therapeutic platform offering pharmacological business opportunities within the global diabetes market. Note regarding forward-looking statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Akesis Pharmaceuticals disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to additional sales/issuances of shares and warrants in connection with the financing, continuing operating in the normal course of business, efforts in seeking additional capital, the development of prescription and over-the-counter treatments using the company’s proprietary formulations, and the therapeutic and business opportunities in the global diabetes market. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to the inability to raise additional capital, difficulties or delays in development, testing, regulatory approval, production and marketing of the company’s drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the company’s drug candidates that could slow or prevent clinical development, product approval or market acceptance (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials). For additional information about risks and uncertainties Akesis faces, see documents Akesis files with the Securities and Exchange Commission, including the report on Form 10-KSB for the fiscal year ended December 31, 2004, and all our quarterly and other periodic SEC filings. Akesis has not yet submitted any formulations to the Food and Drug Administration for review. The FDA has not made any determinations with regard to Akesis’ proposed formulations. Akesis does not, at this time, manufacture, or offer products for sale.

Source: Akesis Pharmaceuticals, Inc.

Website: http://www.akesis.com

E-mail: info@akesis.net

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